UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 4, 2014

Avon Products, Inc.
(Exact name of registrant as specified in charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
777 Third Avenue
New York, N.Y. 10017-1307
(Address of principal executive offices) (Zip Code)
(212) 282-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2014, Avon Products, Inc. (the “Company”) announced that Kimberly Ross will be resigning as Executive Vice President and Chief Financial Officer of the Company, effective October 2, 2014.

Robert Loughran, Vice President and Corporate Controller of the Company will serve as acting Chief Financial Officer, effective October 2, 2014, while the Company completes its search process for a Chief Financial Officer.

Mr. Loughran, age 49, has been Vice President and Corporate Controller of the Company since May 2012, and prior to that, served as Vice President and Assistant Controller since 2009 and Executive Director and Assistant Controller since joining the Company in July 2004. Before joining the Company, Mr. Loughran worked on SEC financial reporting, technical accounting research, and accounting policies in various positions at Gartner, Inc., GE Corporation, Applera Corporation, IBM Corporation and Praxair, Inc. from 1996 to 2004. Mr. Loughran began his career with seven years of public accounting experience from 1989 to 1996 - six years at PricewaterhouseCoopers LLP and one year at Deloitte & Touche LLP. Mr. Loughran is a Certified Public Accountant.

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By	/s/ Jeff Benjamin
Name: Jeff Benjamin
Title: Senior Vice President, General Counsel and Chief Ethics & Compliance Officer

Date: September 8, 2014

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